            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 000-000000. The table below will help determine the number to give the Payor.

                               GIVE THE                                                 GIVE THE EMPLOYER
                               SOCIAL SECURITY                                          IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:      NUMBER OF--               FOR THIS TYPE OF ACCOUNT:      OF--
-----------------------------  ------------------------  -----------------------------  ------------------------
1. An individual's account     The individual            8. Sole proprietorship         The owner(4)
                                                            account

2. Two or more individuals     The actual owner of the   9. A valid trust, estate, or   Legal entity (Do not
   (joint account)             account or, if combined      pension trust               furnish the identifying
                               funds, any one of the                                    number of the personal
                               individual's(1)                                          representative or
                                                                                        trustee unless the legal
                                                                                        entity itself is not
                                                                                        designated in the
                                                                                        account title.)(5)

3. Husband and wife (joint     The actual owner of the   10. Corporate account          The Corporation
    account)                   account or, if joint
                               funds, either person(1)

4. Custodian account of a      The minor(2)              11. Religious, charitable, or  The organization
   minor (Uniform Gift to                                    educational organization
    Minors Act)                                              account

5. Adult and minor (joint      The adult or, if the      12. Partnership account held   The partnership
    account)                   minor is the only         in the name of the business
                               contributor, the
                               minor(1)

6. Account in the name of      The ward, minor, or       13. Association, club or       The organization
    guardian or committee for  incompetent person(3)     other tax-exempt organization
    a designated ward, minor,
    or incompetent person

7. a.  The usual revocable     The grantor-trustee(1)    14. A broker or registered     The broker or nominee
    savings trust account                                    nominee
    (grantor is also trustee)

  b.  So-called trust account  The actual owner(1)       15. Account with the           The public entity
    that is not a legal or                                   Department of Agriculture
    valid trust under State                                  in the name of a public
    law                                                      entity (such as a State
                                                             of local governmental
                                                             school district or
                                                             prison) that receives
                                                             agricultural program
                                                             payments.

------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

                               OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

                     PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust,
      or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments to interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals

    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenants bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

                                   PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBERS.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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